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EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the incorporation by reference in this Registration Statement on
Form S-3, of Globix Corporation of our report dated April 5, 2005, relating to the financial statements of Neon Communications, Inc. and Subsidiaries as of December 31, 2004 and for the year then ended, and to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Amper, Politziner & Mattia P.C.
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Edison, New Jersey
May 19, 2005